UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 6, 2009

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 6, 2009, Rogers Corporation (“Rogers”, or the "Company") entered into a Settlement Agreement (the “Settlement Agreement”) with CalAmp Corp. (“CalAmp”).  The Settlement Agreement relates to a lawsuit brought by CalAmp against the Company in which CalAmp had alleged performance issues with certain printed circuit board laminate materials that the Company had provided for use in certain of CalAmp’s products.  Pursuant to the Settlement Agreement, the Company will pay CalAmp the sum of $9,000,000 on or before January 12, 2009 in full settlement of the litigation.  In the Settlement Agreement, the parties acknowledge that the Company admits no wrongdoing for any claim and that the Company has agreed to settle the litigation solely to avoid the time, expense and inconvenience of continued litigation.

The Settlement Agreement also contains a mutual release from all claims, demand, disputes, or objections relating in any way to the allegations in the litigation that arise before the date of the Settlement Agreement.

A copy of the Press Release issued by the Company on January 9, 2009 announcing the Settlement Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and shall be deemed filed and incorporated herein by reference.

The information contained in this Item 1.01 is qualified in its entirety by reference to the complete text of the Settlement Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated January 6, 2009, between CalAmp Corp. and Rogers Corporation.

99.1	Press release, dated January 9, 2009, issued by Rogers Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President and Secretary

Date: January 9, 2009

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